Joint Special Meeting of Shareholders

The funds, other than John Hancock Retirement Choices at 2060 Portfolio, held a Joint Special Meeting of Shareholders on April 11, 2016. The following proposals were separately considered by shareholders of the applicable fund:

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Choices at 2015 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
36,484,019.024	0	0

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Choices at 2020 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
82,792,318.738	0	0

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Choices at 2025 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
115,548,432.209	0	0

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Choices at 2030 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
103,849,265.394	0	0

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Choices at 2035 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
83,754,965.269	0	0

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Choices at 2040 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
60,629,327.022	0	0

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Choices at 2045 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
45,479,674.279	0	0

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Choices at 2050 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
38,890,934.562	0	0

Proposal – To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the Trust) that would permit Retirement Choices at 2055 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.

FOR	AGAINST	ABSTAIN
9,196,861.670	0	0

John Hancock Retirement Choices at 2015 Portfolio was renamed John Hancock Retirement Choices Income Portfolio on April 11, 2016.